                                                                  EXHIBIT 10.15

                                PROMISSORY NOTE

$100,000.00                                                        May 11, 1998


  HARVEY A. WAGNER (hereinafter referred to as "Debtor"), for value received, hereby promises to pay to the order of PREMIERE TECHNOLOGIES, INC., a Georgia corporation (hereinafter referred to as "Payee"), the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), on May 11, 2000, together with interest on the unpaid principal balance at the rate of five and one-half percent (5.5%) per annum, compounded annually. Any principal of or interest on this Note not paid when due shall bear interest after such due date until paid at the rate of seven and one-half percent (7.5%) per annum, and Debtor shall pay all costs of collection. The principal hereof and the interest thereon are payable at 3399 Peachtree Road, Suite 600, Atlanta, GA 30326, or at such other place as Payee may from time to time designate to Debtor in writing, in coin or currency of the United States of America.

  PREPAYMENT. Debtor may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium.

  EVENTS OF DEFAULT. If any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then this Note shall thereupon be and become, forthwith due and payable, without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived:

  (a) If Debtor defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for ten (10) days after Debtor receives notice from Payee of such default; or

  (b) If Debtor makes an assignment for the benefit of creditors or admits in writing her inability to pay his debts generally as they become due; or

  (c) If an order, judgment or decree is entered adjudicating Debtor bankrupt or insolvent; or

  (d) If Debtor petitions or applies to any tribunal for the appointment of a trustee or receiver of Debtor, or of any substantial part of the assets of Debtor, or commences any proceedings relating to Debtor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

  (e) If any such petition or application is filed, or any such proceedings are commenced, against Debtor, and Debtor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than ninety (90) days.

  CANCELLATION OF DEBT. If Debtor is employed by Payee on the first anniversary of this Note, one-half (1/2) of the unpaid principal of this Note and all accrued interest thereon shall be cancelled, and if Debtor is employed by Payee on the second anniversary of this Note, the balance of the unpaid principal of this Note and all accrued interest thereon shall be cancelled. If Debtor's employment is terminated by Payee without "cause" (as defined in Debtor's Executive Employment and Incentive Option Agreement with Payee) prior to the second anniversary of this Note, then the entire amount of the unpaid principal of this Note and all accrued interest thereon shall be cancelled as of the termination date.

  WAIVER. Any failure on the part of Payee at any time to require the performance by Debtor of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

  TIME.  Time is of the essence.

  NOTICES. All notices, requests, demands and other communications to Debtor hereunder shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, when mailed postage prepaid by registered or certified mail with return receipt requested, or when delivered by overnight delivery service to 2660 Peachtree Road, N.W., Unit 32G, Atlanta, GA 30305, or to such other address as Debtor may designate to Payee in writing.

  APPLICABLE LAW. This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia.

  IN WITNESS WHEREOF, Debtor has executed this Note under seal as of the date first set forth above.


                                                   /s/ Harvey A. Wagner  (L.S.)
                                                   ----------------------
                                                   HARVEY A. WAGNER

                                       2